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                                                                    EXHIBIT 4(C)

                              CARTER-WALLACE, INC.
                          1996 LONG-TERM INCENTIVE PLAN

         1. PURPOSE. The purpose of this Carter-Wallace, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to advance the interests of Carter-Wallace, Inc. (the "Company") and its shareholders by providing corporate officers of the Company with a larger personal and financial interest in the success of the Company through the grant of stock-based incentive compensation.

         2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall be constituted in such a manner as to satisfy the requirements of applicable law, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule, and the provisions of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall be appointed, and vacancies shall be filled, by the Board. The Committee shall have full power and authority to (i) select the individuals to whom awards may be granted under the Plan; (ii) determine the amount of each award and the terms and conditions, not inconsistent with the provisions of the Plan, governing such award; (iii) interpret the Plan and any award granted thereunder; (iv) establish such rules and regulations as it deems appropriate for the administration of the Plan; and
(v) take such other action as it deems necessary or desirable for the administration of the Plan. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote. The Committee's interpretation and construction of any provision of the Plan or the terms of any award shall be conclusive and binding on all parties.

         3. PARTICIPANTS. Awards may be granted under the Plan to any employee, whether or not a director, who is a corporate officer of the Company.

         4. THE SHARES. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 4,500,000 shares (subject to adjustment pursuant to Section 11) of common stock, par value $1 per share, of the Company (the "Common Stock"). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination, expiration, or forfeiture of an award or otherwise, are no longer subject to an

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award granted under the Plan may again be subjected to an award under the Plan.

         5. AWARDS. Awards under the Plan shall consist of a combination of (i) Options and (ii) Restricted Stock and/or Deferred Stock. The total number of shares of Restricted Stock and/or Deferred Stock granted to a participant as part of an award shall equal 25 percent of the number of shares of Common Stock covered by the Option granted to the participant as part of the same award.

         6. OPTIONS. Options to purchase Common Stock ("Options") shall be evidenced by option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

         (a) TYPES OF OPTIONS. Options granted under the Plan shall, as determined by the Committee at the time of grant, be either Options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options") or Options not intended to so qualify ("Nonstatutory Stock Options"). Each option agreement shall identify the Option as an Incentive Stock Option or as a Nonstatutory Stock Option.

         (b) PRICE. The price at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Plan shall be the fair market value of such shares on the date of grant of such Option; provided, however, that an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall have a purchase price for the underlying shares equal to 110% of the fair market value of the Common Stock on the date of grant.

         For purposes of the Plan, the fair market value of a share of Common Stock on a specified date shall be the closing price on such date of the Common Stock on the New York Stock Exchange or, if no such sale of Common Stock occurs on such date, the fair market value of the Common Stock as determined by the Committee in good faith.

         (c) PER-PARTICIPANT LIMIT. No participant may be granted Options during any consecutive 60-month period on more than 1,000,000 shares of Common Stock (subject to adjustment pursuant to Section 11).

         (d) LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined on the date of grant) of Common Stock for which a participant is granted Incentive Stock Options that first become exercisable during any given calendar year shall be limited to $100,000. To the extent


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such limitation is exceeded, an Option shall be treated as a Nonstatutory Stock
Option.

         (e) NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by the participant. Notwithstanding the foregoing, a participant may transfer any Nonstatutory Option granted under the Plan to the participant's spouse, children and/or grandchildren, or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

         (f) TERM AND EXERCISABILITY OF OPTIONS. Options may be granted for terms of not more than 10 years and shall be exercisable in accordance with such terms and conditions as are set forth in the option agreements evidencing the grant of such Options. In no event shall an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         Except as otherwise provided in Section 6(g), no Option granted under the Plan shall be exercisable by a participant during the first year after the date of grant of such Option.

         (g) TERMINATION OF EMPLOYMENT. An Option may not be exercised following a participant's termination of employment except as set forth in this Section 6(g).

              (i) Retirement. If a participant's employment terminates by reason of retirement under the Company's pension plan at or after age 62, the participant's Options may be exercised at any time prior to their expiration with respect only to such number of shares of Common Stock as to which the right of exercise had accrued at the time of termination of employment.

              (ii) Death or Disability. If a participant's employment terminates by reason of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the participant's Options may be exercised at any time prior to their expiration with respect to all shares of Common Stock subject thereto (whether or


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     not the right of exercise had accrued at the time of termination of employment).

              (iii) Termination for Cause. No Options may be exercised following a participant's termination of employment by the Company for Cause. For purposes of the Plan, "Cause" shall mean conduct justifying immediate dismissal, consisting of theft, conviction of a felony, breach of any non-competition or confidentiality covenant contained in an employment agreement between the participant and the Company, habitual drunkenness, or excessive absenteeism not related to illness.

              (iv) Other Circumstances. If a participant's employment terminates under circumstances not described in clause (i), (ii), or (iii) above, such participant's Options may only be exercised within three months following the date of such termination and with respect only to such number of shares as to which the right of exercise had accrued at the time of termination of employment.

   In no event may an Option be exercised after the expiration of the term of such Option. Except in the event of a participant's death, an Incentive Stock Option exercised more than three months (one year if the participant is permanently disabled) following the participant's termination of employment will be treated as a Nonstatutory Stock Option.

     (h) PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the Plan shall be made at the time of such exercise. The purchase price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of purchase. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and such other documents as the Committee may determine.

         7. RESTRICTED STOCK. Restricted Stock shall be evidenced by restricted stock agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

         (a) AWARDS AND CERTIFICATES. As a condition to receiving any Restricted Stock award, the participant shall execute an agreement evidencing the award and reflecting the conditions imposed upon such award. Each participant


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   receiving Restricted Stock shall be issued a certificate in respect of the shares of Common Stock covered by such award. Such certificate shall be registered in the name of such participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, and shall, in the Committee's discretion, be placed in escrow pending the vesting or forfeiture of such Restricted Stock.

         (b) RIGHTS AS SHAREHOLDER. Except as otherwise provided in this Section 7, a participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote shares. Cash dividends paid with respect to shares of Restricted Stock shall be deferred and shall be paid to the participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such Restricted Stock.

         (c) VESTING OF RESTRICTED STOCK. Except as otherwise provided in this
   Section 7 and in Section 9, Restricted Stock shall vest only at the end of the four-year period commencing with the date of such award, and only if the participant shall have remained employed by the Company throughout such period. Prior to the vesting of shares of Restricted Stock, the participant shall not be permitted to sell, transfer, pledge, or assign such shares of the Restricted Stock, and any attempt to so sell, transfer, pledge, or assign such shares shall be ineffective.

              (i) Retirement. If a participant's employment terminates by reason of retirement under the Company's pension plan at or after age 62, any Restricted Stock award held by such participant shall vest with respect to a number of shares determined by multiplying the total number of shares covered by the Restricted Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of retirement, and the denominator of which is 1,461; any remaining shares of Restricted Stock shall be forfeited.

              (ii) Death or Disability. If a participant's employment terminates by reason of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the participant's Restricted Stock shall immediately vest.

              (iii) Voluntary Termination or Termination for Cause. If a participant not described in clause (i) voluntarily terminates employment, or if such participant's employment is terminated by the Company for Cause, any shares of Restricted Stock held by the participant shall be forfeited.


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              (iv) Other Circumstances. If a participant's employment terminates under circumstances not described in clause (i), (ii), or (iii) above, any Restricted Stock award held by such participant shall vest with respect to a number of shares determined by multiplying the total number of shares covered by the Restricted Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of termination, and the denominator of which is 1,461; any remaining shares of Restricted Stock shall be forfeited.

   For purposes hereof, any fraction of a share shall be disregarded and restrictions shall lapse on Restricted Stock in accordance with the foregoing to the nearest whole number of shares.

         8. DEFERRED STOCK. Deferred Stock, representing the Company's unfunded promise to transfer shares of Common Stock in the future, shall be evidenced by deferred stock agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve. A participant shall have no rights with respect to Deferred Stock that are greater than those of a general creditor of the Company.

         (a) AWARDS AND CERTIFICATES. As a condition to receiving any Deferred Stock award, the participant shall execute an agreement evidencing the award and reflecting the conditions imposed upon such award. Upon the vesting of a Deferred Stock award, the participant shall be issued a stock certificate for a number of shares of Common Stock equal to the number of shares of Deferred Stock.

         (b) DEFERRED DIVIDENDS. An amount equal to any cash dividends paid with respect to the number of shares of Common Stock covered by a deferred stock award shall be paid to the participant, without any interest thereon and less any amounts due to the Company, upon the vesting of such Deferred Stock.

         (c) VESTING OF DEFERRED STOCK. Except as otherwise provided in this
   Section 8 and in Section 9, Deferred Stock shall vest only at the end of the four-year period commencing with the date of such award and only if the participant shall have remained employed by the Company throughout such period. Prior to the vesting of shares of Deferred Stock, the participant shall not be permitted to sell, transfer, pledge, or assign such Deferred Stock, and any attempt to so sell, transfer, pledge, or assign such Deferred Stock shall be ineffective.

              (i) Retirement. If a participant's employment terminates by reason of retirement under the Company's


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         pension plan at or after age 62, any Deferred Stock award held by such participant shall vest with respect to a number of shares determined by multiplying the total number of shares covered by the Deferred Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of retirement, and the denominator of which is 1,461; any remaining shares of Deferred Stock shall be forfeited.

              (ii) Death or Disability. If a participant's employment terminates by reason of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the participant's Deferred Stock shall immediately vest.

              (iii) Voluntary Termination or Termination for Cause. If a participant not described in clause (i) voluntarily terminates employment, or if such participant's employment is terminated by the Company for Cause, any Deferred Stock held by the participant shall be forfeited.

              (iv) Other Circumstances. If a participant's employment terminates under circumstances not described in clause (i), (ii), or (iii) above, any Deferred Stock award held by such participant shall vest with respect to a number of shares determined by multiplying the total number of shares covered by the Deferred Stock award by a fraction, the numerator of which is equal to the number of days from the date of the award to the date of termination, and the denominator of which is 1,461; any remaining shares of Deferred Stock shall be forfeited.

   For purposes hereof, any fraction of a share shall be disregarded and restrictions shall lapse on Deferred Stock in accordance with the foregoing to the nearest whole number of shares.

         9. CHANGE IN CONTROL. In the event of a Change in Control (as defined in Section 9(c)), the provisions of this Section 9 shall apply notwithstanding any contrary provision in the Plan.

         (a) Options. Upon the occurrence of a Change in Control, each outstanding Option shall become immediately exercisable, and upon a participant's termination of employment following such Change in Control any Option held by such participant shall remain exercisable for the balance of its term. Upon the exercise of an Option within one year after the occurrence of a Change in Control, the participant shall be entitled to receive, in addition to the shares of

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   Common Stock thereby purchased, a cash payment equal to the excess of (i) the aggregate Change in Control Price (as defined in Section 9(d)) of the number of shares of Common Stock purchased upon such exercise (or which would have been so purchased but for the substitution or addition of other shares or securities pursuant to Section 11) over (ii) the fair market value on the date of exercise of the shares of Common Stock (or other securities) purchased upon such exercise.

         (b) Restricted Stock and Deferred Stock. Upon the occurrence of a Change in Control, any outstanding awards of Restricted Stock or Deferred Stock shall become fully vested.

         (c) Change in Control Defined. As used herein, a "Change in Control" shall mean the acquisition by any person (including an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any unincorporated organization, but excluding a member of the Hoyt Family, a trust primarily for the benefit of members of the Hoyt Family or parties controlled by members of the Hoyt Family) in one or in a series of transactions of (i) shares of stock which would, alone or aggregated with shares of stock already owned by such person, result in such person owning more than 50 percent of the voting power of the securities of the Company possessing the right to vote on the election of directors and all other matters which require the approval of shareholders generally; (ii) all or substantially all of the properties and assets of the Company; or (iii) the power, whether direct or indirect, whether exercised or not, to direct or cause the direction of the management or policies of the Company, whether through record or beneficial ownership of voting securities or other equity or debt interests, by contract, by proxy or otherwise. For purposes of this definition, the "Hoyt Family" shall mean the family of Henry H. Hoyt, Sr., his descendants, and members of such descendants' families.

         (d) Change in Control Price. The "Change in Control Price" shall mean the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related directly, or in any way indirectly, to a Change in Control, at any time during the six-month period immediately preceding the occurrence of the Change in Control.

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         10. WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of a participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangement satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind due to the participant. Any election made by a participant subject to Section 16(b) of the Exchange Act to have shares of Common Stock withheld in satisfaction of the withholding requirement with respect to such participant's award shall be subject to the approval of the Committee and shall be in accordance with the requirements of Rule 16b-3 under such Act.

         11. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company, the number of shares covered by each outstanding award granted under the Plan, the option price per share of each Option granted under the Plan, the total number of shares for which awards may be granted under the Plan, and the maximum number of shares for which Options may be granted to a single participant, shall be appropriately adjusted by the Board to preserve the value of the award.

         12. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board, subject to the ratification of the Plan by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board may determine. Any award outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

         13. AMENDMENT. The Board may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act or any other rule or

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regulation. No amendment may, without the consent of a participant, impair such participant's rights under any Option previously granted under the Plan.

         14. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares shall be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

         15. GENERAL PROVISIONS.

         (a) Nothing contained in the Plan, or in any award granted pursuant to the Plan, shall confer upon any employee any right to the continuation of the employee's employment or services.

         (b) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

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